POWER OF ATTORNEY

I, Davaajargal Gendenjamts, hereby authorize and designate each of

Edwin Cabell Massey, Loy Lynn Smull, and Ned Prusse,

signing singly, as my true and lawful attorney-in-fact to:

(1)

execute for and on my behalf, in my capacity

as an officer and/or director of Gevo, Inc.

and its affiliates (the "Company"), the Form

ID and Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act

of 1934, as amended (the "Exchange Act"), and

the rules and regulations promulgated

thereunder;

(2)

do and perform any and all acts for and on my

behalf which may be necessary or desirable to

complete and execute any such Form ID or Form

3, 4 or 5 and timely file such form with the

Securities and Exchange Commission, any stock

exchange or similar authority; and

(3)

take any other action of any type whatsoever

in connection with the foregoing which, in

the opinion of such attorney-in-fact, may be

to my benefit, in my best interest, or

legally required of me, it being understood

that the statements executed by such

attorney-in-fact on my behalf pursuant to

this Power of Attorney shall be in such form

and shall contain such terms and conditions

as such attorney-in-fact may approve in such

attorney-in-fact's discretion.

I hereby further grant to each such attorney-in-fact full

power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file the Form ID or Forms 3, 4 and 5 with respect to my holdings of and transactions in

securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to

be duly executed as of this 12th day of November, 2024.

/s/ Davaajargal Gendenjamts

Davaajargal Gendenjamts